Calculation of Filing Fee Tables
N-14
BC Partners Lending Corp
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	457(o)	9,518,414		$ 181,529,028.00	0.0001381	$ 25,069.16
Fees Previously Paid
			Total Offering Amounts:				$ 181,529,028.00		$ 25,069.16
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 25,069.16
Offering Note
[1]	(1) In accordance with Rule 457(f) under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum aggregate value of the transaction estimated solely for the purposes of calculating the filing fee was calculated based on the net asset value per share of Alternative Credit Income Fund ("ACIF") on March 20, 2026 and the number of shares outstanding of ACIF as of March 20, 2026. (2) In accordance with Rule 457(o) under the Securities Act, the filing fee was determined as the product of the maximum aggregate value of the transaction as calculated in note (1) above multiplied by the filing fee rate of $138.10 per million dollars.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date